EXHIBIT 23.2
                                                                    ------------


                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


     We consent to the inclusion in this registration statement of our report on our audit of Global Internet Communication, Inc. (n/k/a ProUroCare Medical Inc.) for the period ended December 31, 2003, dated March 24, 2003. We also consent to the reference to our firm under the caption "Experts."


     /s/ MANNING ELLIOTT
         CHARTERED ACCOUNTANTS

Vancouver, BC, CANADA
August 3, 2004